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                                                                   EXHIBIT 4.3

                              8.42% EQUIPMENT NOTE

                (Secured by, among others, Lease Obligations of
                  General American Transportation Corporation)

            Issued in Connection with certain Railroad Rolling Stock


No ______                                                      Chicago, Illinois
                                                           _______________, ____
$______________

   STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as owner trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement (GATC Trust No. 94-1), dated as of August 9, 1994, as from time to time supplemented and amended (herein called the "Trust Agreement"), between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant", hereby promises to pay to _______________________________, or registered assigns, the principal sum of $__________, in lawful currency of the United States of America, in installments payable on the dates set forth in Exhibit A hereto, commencing July 1, 1996 and thereafter to and including January 1, 2015, each such installment to be in an amount equal to the corresponding percentage (if any) of the remaining principal amount hereof set forth in Exhibit A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable on July 1, 1995 and on each January 1 and July 1 thereafter to the maturity date hereof at the rate of 8.42% per annum (computed on the basis of a 360-day year of twelve 30-day months). Interest on any overdue principal and (to the extent legally enforceable) on overdue interest shall be paid from the due date thereof at the rate of 8.42% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable on demand.

   All payments of principal and interest and premium, if any, to be made hereunder and under the Trust Indenture and Security Agreement (GATC Trust No. 94-1), dated as of August 9, 1994 as from time to time amended and supplemented (herein called the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), between the Owner Trustee and The First National Bank of Chicago, as Indenture Trustee thereunder for the holder of this Equipment Note and the holders of other Equipment Notes outstanding thereunder (herein in such capacity called the "Indenture Trustee") shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III of the Indenture. Each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the





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holder hereof as provided in the Indenture and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder hereof for any amount payable under this Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

   Payments with respect to the principal amount hereof, premium, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal bond and trustee administration office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

   Each holder hereof, by its acceptance of this Equipment Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Equipment Note then due, second, to the payment of the unpaid principal amount of this Equipment Note then due, third, to the payment of any premium then due, and fourth, to the payment of the remaining outstanding principal amount of this Equipment Note; provided, that the Owner Trustee may only prepay this Equipment Note as provided in Sections 2.10, 3.02 and 3.03 of the Indenture.

   This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner Trustee pursuant to the terms of the Indenture and relates to the Units described in Lease Supplement No. __. The Indenture Estate is held by the Indenture Trustee as security for the Equipment Notes. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Equipment Note, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Equipment Note.

   This Equipment Note is not subject to redemption or prepayment except as provided in Sections 2.10, 3.02 and 3.03 of the Indenture. This Equipment Note is subject to purchase by the Owner Trustee without a premium as provided in
Section 4.04(b) of the Indenture. The holder hereof, by its acceptance of this Equipment Note, agrees to be bound by said provisions.


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   This Equipment Note is a registered Equipment Note and is transferable, as provided in the Indenture, only upon surrender of this Equipment Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of this Equipment Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

   THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT. THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   In Witness Whereof, the Owner Trustee has caused this Equipment Note to be executed by one of its authorized officers as of the date hereof.

                                           STATE STREET BANK AND TRUST COMPANY,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


By:______________________________________________________


          [FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This is one of the Equipment Notes referred to in the within-mentioned Indenture.

                                             The First National Bank of Chicago,
                                               as Indenture Trustee

By:______________________________________________________
                                                     Authorized Officer

         [Here insert from Annex A, the related Amortization Schedule]



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